UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2013

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A
(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On January 24, 2013, Valley Stream Green Acres LLC, an indirect subsidiary of The Macerich Company (the “Company”), completed its previously announced acquisition of Green Acres Mall from Green Acres Mall, L.L.C., a subsidiary of Vornado Realty Trust. Green Acres Mall is a 1.8 million square foot super regional mall located in Valley Stream, New York.  The total consideration for the acquisition was $500 million.

Item 9.01              Financial Statements and Exhibits.

(a)         Financial Statements of Property Acquired.

The required financial statements for Green Acres Mall will be filed by amendment as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)         Pro Forma Financial Information.

The required pro forma financial information related to the acquisition of Green Acres Mall will be filed by amendment as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(c)   Not applicable.

(d)         Exhibits.

2.1                               Agreement of Sale and Purchase, dated October 21, 2012, by and among Green Acres Mall, L.L.C. and Valley Stream Green Acres LLC.*

*                 Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby agrees to furnish supplementary copies of any of the omitted exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

January 28, 2013	/s/ Thomas E. O’Hern
Date	Senior Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement of Sale and Purchase, dated October 21, 2012, by and among Green Acres Mall, L.L.C. and Valley Stream Green Acres LLC.*

*                 Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby agrees to furnish supplementary copies of any of the omitted exhibits upon request by the Securities and Exchange Commission.